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Exhibit 10.20

CONSENT TO SUBLEASE AGREEMENT

        THIS CONSENT TO SUBLEASE AGREEMENT (this "Agreement") is made as of                    , 2002 by and among THE EMPLOYEES RETIREMENT SYSTEM OF THE STATE OF HAWAII, a Government agency of the State of Hawaii ("Landlord"), SEEBEYOND, a Delaware corporation ("Tenant"), and LOOPNET, a California corporation ("Subtenant").

RECITALS

        A.    Reference is hereby made to that certain Lease dated June 10, 2000, between Landlord and Tenant's predecessor-in-interest (the "Lease"), for space consisting of approximately 24,480 rentable square feet (the "Premises") in that certain building located at 222 East Huntington Drive, Monrovia, California (the "Building").

        B.    Pursuant to the terms of Paragraph 18 of the Lease, Tenant has requested Landlord's consent to that certain Office Space Sub-Lease dated as of April 23, 2002, 2002, between Tenant and Subtenant (the "Sublease"), with respect to a subletting by Subtenant of a portion of the Premises. A copy of the Sublease is attached hereto as Exhibit A. Landlord is willing to consent to the Sublease on the terms and conditions contained herein.

        C.    All defined terms not otherwise expressly defined herein shall have the respective meanings given in the Lease.

AGREEMENT

        1.    Landlord's Consent.    Landlord hereby consents to the Sublease; provided however, notwithstanding anything contained in the Sublease to the contrary, such consent is granted by Landlord only upon the terms and conditions set forth in this Agreement. The Sublease is subject and subordinate to the Lease. Landlord shall not be bound by any of the terms, covenants, conditions, provisions or agreements of the Sublease.

        2.    Non-Release of Tenant; Further Transfers.    Neither the Sublease nor this consent thereto shall release or discharge Tenant from any liability, whether past, present or future, under the Lease or alter the primary liability of the Tenant to pay the rent and perform and comply with all of the obligations of Tenant to be performed under the Lease (including the payment of all bills rendered by Landlord for charges incurred by the Subtenant for services and materials supplied to the Sublet Premises). Neither the Sublease nor this consent thereto shall be construed as a waiver of Landlord's right to consent to any further subletting either by Tenant or by the Subtenant or to any assignment by Tenant of the Lease or assignment by the Subtenant of the Sublease, or as a consent to any portion of the Sublet Premises being used or occupied by any other party. No such action by Landlord shall relieve such persons from any liability to Landlord or otherwise with regard to the Sublet Premises.

        3.    Relationship With Landlord.    Tenant hereby assigns and transfers to Landlord the Tenant's interest in the Sublease and all rentals and income existing therefrom, subject to the terms of this Section 3. Landlord, by consenting to the Sublease agrees that until a default shall occur in the performance of Tenant's obligations under the Lease, Tenant may receive, collect and enjoy the rents accruing under the Sublease. In the event Tenant shall default in the performance of its obligations to Landlord under Paragraph 18 of the Lease (whether or not Landlord terminates the Lease), Landlord may, at its option by notice to Tenant, either (i) terminate the Sublease, (ii) elect to receive and collect, directly from Subtenant, all rent and any other sums owing and to be owed under the Sublease, as further set forth in Section 3.1, below, or (iii) elect to succeed to Tenant's interest in the Sublease and cause Subtenant to attorn to Landlord, as further set forth in Section 3.2, below.

          3.1    Landlord's Election to Receive Rents.    Landlord shall not, by reason of the Sublease nor by reason of the collection of rents or any other sums from the Subtenant pursuant to Section 3(ii), above, be deemed liable to Subtenant for any failure of Tenant to perform and comply with any obligation of Tenant, and Tenant hereby irrevocably authorizes and directs Subtenant, upon receipt of any written notice from Landlord stating that a default exists in the performance of Tenant's obligations under the Lease, to pay to Landlord the rents and any other sums due and to become due under the Sublease. Tenant agrees that Subtenant shall have the right to rely upon any such statement and request from Landlord, and that Subtenant shall pay any such rents and any other sums to Landlord without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Tenant to the contrary. Tenant shall not have any right or claim against Subtenant for any such rents or any other sums so paid by Subtenant to Landlord. Landlord shall credit Tenant with any rent received by Landlord under such assignment but the acceptance of any payment on account of rent from the Subtenant as the result of any such default shall in no manner whatsoever be deemed an attornment by the Landlord to Subtenant or by Subtenant to Landlord, be deemed a waiver by Landlord of any provision of the Lease or serve to release Tenant from any liability under the terms, covenants, conditions, provisions or agreements under the Lease. Notwithstanding the foregoing, any other payment of rent from the Subtenant directly to Landlord, regardless of the circumstances or reasons therefor, shall in no manner whatsoever be deemed an attornment by the Subtenant to Landlord in the absence of a specific written agreement signed by Landlord to such an effect.

          3.2    Landlord's Election of Tenant's Attornment.    In the event Landlord elects, at its option, to cause Subtenant to attorn to Landlord pursuant to Section 3(iii), above, Landlord shall undertake the obligations of Tenant under the Sublease from the time of the exercise of the option, but Landlord shall not (i) be liable for any prepayment of more than one month's rent or any security deposit paid by Subtenant, (ii) be liable for any previous act or omission of Tenant under the Lease or for any other defaults of Tenant under the Sublease, (iii) be subject to any defenses or offsets previously accrued which Subtenant may have against Tenant, or (iv) be bound by any changes or modifications made to the Sublease without the written consent of Landlord.

        4.    General Provisions.

          4.1    Consideration for Sublease.    Tenant and Subtenant represent and warrant that there are no additional payments of rent or any other consideration of any type payable by Subtenant to Tenant with regard to the Premises other than as disclosed in the Sublease.

          4.2    Brokerage Commission.    Tenant and Subtenant covenant and agree that under no circumstances shall Landlord be liable for any brokerage commission or other charge or expense in connection with this Sublease and Tenant and Subtenant agree to protect, defend, indemnify and hold Landlord harmless from the same and from any cost or expense (including but not limited to attorneys' fees) incurred by Landlord in resisting any claim for any such brokerage commission.

          4.3    Recapture.    This consent shall in no manner be construed as limiting Landlord's ability to exercise its rights to recapture any portion of the Premises, as set forth in Paragraph 18 of the Lease, in the event of a proposed future sublease or assignment of such portion of the Premises.

          4.4    Controlling Law.    The terms and provisions of this Agreement shall be construed in accordance with and governed by the laws of the State of California.

          4.5    Binding Effect.    This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, successors and assigns. As used herein, the singular number includes the plural and the masculine gender includes the feminine and neuter.

          4.6    Captions.    The paragraph captions utilized herein are in no way intended to interpret or limit the terms and conditions hereof; rather, they are intended for purposes of convenience only.

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          4.7    Partial Invalidity.    If any term, provision or condition contained in this Agreement shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Agreement shall be valid and enforceable to the fullest extent possible permitted by law.

          4.8    Attorneys' Fees.    If either party commences litigation against the other for the specific performance of this Agreement, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereto agree to and hereby do waive any right to a trial by jury and, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred.

          4.9    Reimbursement of Landlord's Attorneys' Fees; Processing Costs.    Tenant hereby acknowledges and agrees that within ten (10) days of Landlord's demand therefor, Tenant shall reimburse Landlord for its processing costs and attorneys' fees incurred in connection with the review, processing and documentation of the Sublease.

          4.10    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute but one and the same instrument.

[SIGNATURE PAGE TO FOLLOW]

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        IN WITNESS WHEREOF, the parties have executed this Consent to Sublease Agreement as of the day and year first above written.

"Landlord"

THE EMPLOYEES RETIREMENT SYSTEM OF THE STATE OF HAWAII, a Government agency of the State of Hawaii
By:	Heitman Capital Management LLC, an Iowa limited liability company Its Agent and Attorney in Fact

	By:	/s/ PAUL REZENTS
	Name:	Paul Rezents
	Its:	SVP

"Tenant"

SEEBEYOND,
a Delaware corporation

By:	/s/ BARRY PLAGA
Name:	Barry Plaga
Its:	SVP & CFO

"Subtenant"

LOOPNET,
a California corporation

By:	/s/ BRENT STUMME
Name:	Brent Stumme
Its:	CFO

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EXHIBIT A

THE SUBLEASE

OFFICE SPACE SUB-LEASE

INTRODUCTION

        This Office Space Sublease is executed on May 15, 2002, by and between SEEBEYOND TECHNOLOGY CORPORATION, a Delaware corporation, which has merged with a California corporation, and is duly licensed to do business and doing business in the State of California, hereinafter designated as that "Sublessor", whose address is 181 West Huntington Drive, Monrovia, CA 91016, and LOOPNET, a California corporation, herein designated as the "Sublessee", whose address is 1000 S. Fremont Avenue, Alhambra, CA 91803.

RECITALS

        The Employees Retirement System of the State of Hawaii, a government agency of the State of Hawaii, as "Lessor" or "Landlord", and SOFTWARE TECHNOLOGIES CORPORATION, a California corporation, as "Lessee or "Tenant", entered into a Master Lease on June 10, 2000. Subsequent to the Lease and on or about October 19, 2000, SOFTWARE TECHNOLOGIES CORPORATION merged with SEEBEYOND TECHNOLOGY CORPORATION. Said lease is designated herein as the "Master Lease". Said Lease and the attachments thereto are attached to this Sublease as Exhibit "A" and incorporated into this Sublease by this reference.

        By the terms of the Master Lease, the real property described in Paragraph 1 of this Sublease in general described in Paragraph 3 of the basic lease provisions of the Master Lease, to said premises being depicted in the Master Lease as Exhibit "A-1" and Exhibits "A-2", and more particularly defined as the Rentable Area and Usable Area in Exhibit "A-3" of said Master Lease was leased to the entity presently identified as SEEBEYOND TECHNOLOGIES CORPORATION for a term of sixty (60) months, commencing on June 19, 2000 and ending on May 31, 2005, subject to earlier termination as provided in the Master Lease.

        Sublessor desires to lease a portion of the property currently occupied by Sublessor herein, under the terms of the Master Lease and Sublessee desires to lease that property from Sublessor; and the Lessor in the Master Lease having given consent to this lease by executing the "Consent of Lessor" provision at the end of this Sublease.

        THEREFORE, Sublessor and Sublessee agree as follows:

ARTICLE 1. LEASING AND DESCRIPTION OF PROPERTY.

        1.    Subject to the terms, conditions and covenants set forth in this Sublease, Sublessor hereby leases to the Sublessee, and Sublessee hereby leases from Sublessor the property located in Los Angeles County, California, described as:

        Suite 114, 116 and 118, located on the ground floor, identified by drawing as Exhibit "A-1" of the Master Lease, containing approximately 17,063 rentable square feet of Huntington Plaza, located at 222 E. Huntington Drive, in Monrovia California. Said property is described as the "Subleased Premises".

ARTICLE 2. TERM

        2.    Commencement Date.    The term shall commence on the earliest of the following dates, which shall be defined as the "Commencement Date".

          2.1.1    The Beneficial Occupancy Date (as defined in Section 2.3 below);

          2.1.2    The date when Tenant enters or occupies the Premises for any use other than for purposes of construction of improvements or inspection of the Premises under construction or for the installation of furniture, fixtures or equipment; or

          2.1.3    The date upon which the parties agree as the Commencement Date which shall be July 1, 2002.

        When the Commencement Date is ascertained, the Term shall commence and Sublessee shall execute and deliver to Sublessor within ten (10) days after request therefor a certificate or memorandum confirming the Commencement Date and Expiration Date in the form of Exhibit "B" attached hereto.

        2.2    Measurement of Lease Term and Expiration Date.    The Lease term is for the number of years or months set forth in the Basic Sublease provisions measured from the Commencement Date through the Expiration Date. The period from the Commencement Date through and including the Expiration Date shall be referred to as the "Sublease Term". If the Sublease Term is extended by other agreement of the Sublessor and Sublessee, the Sublease Term, as so extended, shall be from the date of exercise of an option to extend or other agreement be referred to as the "Sublease Term", and the Expiration Date", shall mean the last day of the Extended Sublease Term, and the original term of the Lease prior to the extension shall be referred to as the "Original Term" or "Initial Term."

        2.3    Beneficial Occupancy Date.    The Premises shall be deemed available for beneficial occupancy when all of the following conditions have been satisfied:

          2.3.1    Sublessee entering the Premises by early occupancy for the purposes of installing equipment, furniture, fixtures and all related cabling, which early occupancy period shall commence on June 1, 2002, and extend thereafter for a reasonable period of time to allow Sublessee to perform the work set forth herein, but not beyond July 1, 2002.

          2.3.2    The date on which Sublessor and Sublessee agree as the commencement date is July 1, 2002.

        2.4    Option to Terminate.    Upon not less than six (6) months prior written notice to Sublessor and effective on or after May 31, 2004, Sublessee has the ongoing right to pay an amount equal to the unamortized portion of the Sublessor's leasing costs for Tenant Improvements and brokerage commissions to terminate this Sublease. In addition to paying the unamortized transaction costs, Sublessee shall pay the difference between the $1.55 effective rent and the Base Rent to be paid subsequent to the Termination Date. (For example, if Sublessee were to terminate the Sublease effective the beginning of the twenty-fourth (24th) month the termination fee would be 12 months × $.28 × 17,063 square feet = $57,331.68 plus aforementioned brokerage commissions.

          2.5.1    Term.    Sublessee shall occupy subject Premises under the Initial Term, or Original Term for a period of approximately thirty-five (35 months), from an estimated Commencement Date of July 1, 2002, ending with a Termination Date of May 31, 2005.

          2.6.1        When Sublessee has finished occupying the property and the Beneficial Occupancy Date is established as set forth in Paragraph 2.3 hereof, the Sublease Term shall be defined as the Commencement Date of that Sublease Term and tolled hereafter as approximately 35 consecutive months, but in no eventpast the Termination Date of May 31, 2005.

ARTICLE 3. RENT

        3.1    Sublessee shall pay to Sublessor as rent for the Subleased premise, a rent in advance on the first day of each calendar month during the term commencing on the defined or agreed Beneficial Occupancy Date as July 1, 2002. Rent for the first month shall he prorated and paid on July 1, 2002, and on the first (1st) of each succeeding month thereafter.

          3.1.1    Early Occupancy Date:    During this period, Sublessee shall be subject to all of the terms of the Sublease herein and the terms of the Master Lease as attached in Exhibit "A", but shall have no obligation to pay Sublessor rent or any additional rent during this period, and until the actual commencement date and the Beneficial Occupancy as set forth herein, which shall also commence the Initial or Basic Sublease Term.

          3.1.2    Rents for months 1 through 12.    Rent for months 1 through 12 of the Sublease shall be paid at the rate of $1.27 (One Dollar, twenty-seven cents) per square foot as Base Rent, or $21,670.01 per month.

          3.1.3    Rents for Months 13 through 24.    Rent for months 13 through 24 of the Sublease shall be paid at the rate of $1.55 (One Dollar, fifty-five cents) per square foot as Base Rent, or $26,447.65 per month.

          3.1.4    Rents for Months 25 through Termination Date of May 31, 2005 shall be $1.80 per square foot for the months 25 through Termination Date of May 31, 2005, or $30,713.40 per month.

          3.2.5    Rents for any partial month.    The rent shall be prorated based on the actual number of days in the month and shall be payable in advance. The rent payable for the first month of the term shall be payable upon execution of the Sublease by Sublessee. Rent shall be payable without notice, demand, reduction, or set-off, in lawful money of the United States of America to Sublessor or its agent at the address set forth herein, or to such other persons or other places as Sublessor may from time to time notify Sublessee.

          3.2.6    Late Charges. If Sublessee fails to pay an installment or any other payment due under the Sublease within five (5) business days after the due date, Sublessee shall pay to Sublessor a late charge equal to five percent (5%) of the amount due plus any reasonable attorney's fees incurred by Sublessor by reason of Sublessee's failure to pay rent or any other charges when due herein; to compensate Sublessor for any reasonable extra costs incurred as a result of such late payment. The parties agree that that the late charge represents a fair and reasonable estimate of the administrative, legal, processing and accounting costs that Sublessor will incur for the late payment by Sublessee. The late charge shall be deemed to be rent, and the right to require it shall be in addition to all of Sublessor's other rights and remedies to a payment failure of Sublessee, including a right to charge interest on the past due amount.

          3.2.7    Moving Allowance. Sublessee shall be allowed a one dollar ($1.00) per square foot cash allowance to cover moving expenses and cabling costs, payable in full upon occupancy or at Sublessor's option to be applied towards second month's rent.

ARTICLE 4. ADDITIONAL RENT.

        4.1    Obligations to Pay Additional Rent.

          4.1.1    Sublessee's Share.    In addition to the monthly Base Rent set forth above, and other sums to be paid by Sublessee to Sublessor, Sublessee shall pay to Sublessor as additional rent the amount by which Sublessee's share of operating expenses in any calendar year or part thereof during the term exceeds Sublessee's operating expense base amount. Sublessee shall not be obligated to pay Sublessor any operating expenses during the 2002 calendar year.

          4.1.2    Sublessor specifically incorporates Article 5 and the whole thereof of the Master Lease attached hereto as Exhibit "A", as to the method by which Sublessee's operating expense base amount, or any additional amount shall be computed.

          4.1.3    It is contemplated that Sublessee shall pay to Sublessor that fractional percentage of the Sublessor's operating expense base amount, and any additional amount as is reflected by placing the total square footage of the premises being occupied under this Sublease by Sublessee as against the total square footage being occupied and leased by Sublessor under the Master Lease, represented as a Fractional Share.

          4.1.4    It is further contemplated that Sublessee's obligation to pay additional rent will arise and be concurrent with Sublessor' s obligation to pay said additional rent pursuant to the terms of the Master Lease attached as Exhibit "A" and made a part hereof and the amount Sublessee owes Sublessor shall be calculated over a 2002 Base Year.

          4.1.5    Delivery of Annual Statement.    Sublessor shall provide Sublessee with an annual statement showing Sublessee's share of the annual operating expenses for the prior calendar year within ten (10) days after receipt of the same from the Master Lessor/Landlord in the Master Lease provided herein adjusted in accordance with a 2002 Base Year.

          4.1.6    Sublessee's Right to Dispute Annual Statement and Rent Owing.    Sublessee's right to dispute the annual rent or additional rent under this Article for calendar year or portion thereof shall be subordinate to and expressly conditioned upon Sublessor's right to challenge said expenses as is set forth in Section 5.2.2 of the Master Lease.

          4.1.7    Operating Expenses.    The general designation of operating expenses is set forth in Section 5.3 of the underlying Master Lease and set forth as Exhibit "A" hereto. Said provisions shall be applicable to Sublessee herein, under the same conditions as applicable to Sublessor, as are the exclusions from operating expenses therein, and as stated in Section 5.3 of the Master Lease, except the adjustment of the Base Year to 2002.

        4.2    Exclusions to Operating Expenses.    2002 base operating expenses shall be applicable to Sublessee herein, and Sublessee shall be obligated to pay that portion of the operating expenses of Sublessor generally computed as the fractional share of Sublessor's expenses computed from and after January 1, 2002 and thereafter until the termination of this Lease or any extension thereof.

        4.3    Taxes on Sublessee's Personal Property.    Before delinquencies (after the 2002 Base Year), Sublessee shall pay taxes levied against any personal property located in or about the Premises. If any taxes on Sublessee's personal property are levied against the Sublessor or the Master Lessor's property, or if the assessed value of Sublessor's portion is increased by the value of such personal property, Sublessee shall pay to Sublessor the amount of such taxes within twenty (20) days after delivery of notice of such amount by Sublessor.

        4.4    Taxes on Sublessee Improvements.    If the Sublessee improvements in the Premises, whether installed and/or paid for by Sublessor or Sublessee, are assessed for real property tax purposes at a valuation higher than the valuation at which the building standard tenant improvements are assessed, the real property taxes levied against the project by reason of such excess assessed valuation as reasonably determined by the Master Lessor shall be passed on to Sublessor herein, and at Sublessor's option be deemed to be taxes levied against Sublessee's personal property governed by the previous Section 4.3 set forth herein.

        4.5    Specific Tax Exemption Accorded to Sublessee.    Sublessee herein shall be exempted from any increases in any real estate taxes which leased premises and/or the project may incur as a result of a thorough refinance, transfer of ownership or other triggering event during the Sublease term or any extensions thereof.

        4.6    Modifications of Base Rent.    In addition to the foregoing, this sublease shall be considered a Full Service Gross Sublease to the extent that Sublessee shall pay that portion of any operating expenses (including but not limited to electrical utility bill) as is incurred by Sublessor in the subject Premises which are not paid for by Landlord under the Master Lease. The operating expenses that shall be paid for by Sublessor during the 2002 calendar Base Year shall include real estate taxes, janitorial, maintenance, utilities (except those separately metered and controlled by Sublessee), insurance and any other operating expenses passed through by Master Landlord to Sublessor. Sublessee shall be responsible for increases in these operating expenses over the 2002 Base Year. It is contemplated that Southern California Edison, or any other applicable utility service shall provide a separate meter to monitor the use by Sublessee during the term of the Sublease, if such expenses are not paid for by the Landlord under the Master Lease. If such expenses are not paid for by the Landlord under the Master Lease, then unless separately metered and separately billed, Sublessee shall pay to Sublessor the amount of the electrical utility of the Premises, for the Sublessee's use, and within five (5) days of a bill being presented to Sublessee by Sublessor, payable directly to Sublessor.

ARTICLE 5. SECURITY DEPOSIT.

        5.1    Payment of Security Deposit.    Concurrently with the execution of this Sublease, Sublessee shall deposit with Sublessor a Security Deposit in the amount of forty three thousand three hundred and forty dollars ($43,340), as security for the payment and performance of Sublessee's obligations under this Lease. If Sublessee performs all of its obligations under this Lease, and pays all sums due Sublessor, Sublessor shall return the Security Deposit, or balance thereof then held by Sublessor, without interest, to Sublessee within two (2) weeks after Sublessor recovers and accepts possession of the Premises.

        If Sublessee defaults, Sublessor may, at the expiration of any applicable notice and cure period, at its option and without notice, apply all or any part of the Security Deposit in payment of rent or to cure any other default. If so applied, so that Sublessor will have on hand at all times during the Term of the full Security Deposit. Sublessor shall not be required to pay interest on the Security Deposit to Sublessee, or to hold the Security Deposit as a separate account, but may co-mingle it with Sublessor's funds. The security deposit set forth herein shall also be retained by Sublessor, in the event Sublessee fails to exercise the one year option set forth in this sublease.

        In the event of a sale or other disposition of the Premises, Sublessor shall transfer the Security Deposit to the new owner and deliver to the Sublessee the notice requirement of Section 1950.7 of the California Civil Code; in addition, the new owners shall assume Sublessor's liability with responsibility for returning the Security Deposit and Sublessee shall look solely to the new owner for return of Security Deposit. If Sublessee assigns this Sublease, Sublessee's right in the Security Deposit shall be deemed to be assigned to assignee, and such Security Deposit shall be held by Sublessor as a Security Deposit made by the assignee, and Sublessor shall have no further responsibility for return of Security Deposit to Sublessee.

        5.2    Determination of Security Deposit.    The Security Deposit as contemplated herein shall be forty three thousand three hundred and forty dollars ($43,340), and shall he paid by Sublessee to Sublessor as a Security Deposit to Sublessor.

        5.3    Holding of Security Deposit in Trust.    Sublessor shall hold the Security Deposit set forth in the previous paragraph in Trust for Sublessee.

        5.4    Holding of Security Deposit.    Sublessor shall hold the Security Deposit in a separately identified Trust Account for the benefit of Sublessee and Sublessor, and shall apply the sums so deposited as set forth herein.

        5.5    Use of Premises.    Sublessee shall use the Sublessee Premises for general office purposes and uses related incidentally thereto, and for no other purpose, during the term of this Sublease.

ARTICLE 6. QUIET ENJOYMENT.

        6.1    Covenant of Quiet Enjoyment.    Sublessor covenants that the Sublessee shall be entitled to quiet enjoyment of the Premises, provided that Sublessee complies with the terms of this Sublease.

ARTICLE 7. CONDITION OF PREMISES.

        7.1  Sublessee agrees that Sublessee's act of taking possession prior to the commencement of this Office Sublease Agreement will be an acknowledgment that the Sublessee and the Subleased Premises are tenable and in good condition. Sublessee will at Sublessee's own expense, maintain the Subleased Premises in a thorough state of repair and in good and safe condition. It is contemplated by the parties that the early occupancy of Sublessee herein, and the inspection of the Premises by Sublessee shall inure to the benefit of Sublessor and under all of the relevant circumstances herein.

ARTICLE 8. APPLICABILITY OF THE MASTER LEASE.

        8.1    Sublease Subordination to Master Lease.    The Sublessee is subject and subordinate to the terms and conditions of the Master Lease. Further, and as is set forth herein, the specific terms of the Master Lease are incorporated herein by reference. if there are any conflicts between the terms and conditions of the Master Lease and this Agreement, this Agreement shall prevail. If this Agreement is silent or there is ambiguity, then the Master Lease shall prevail over this Agreement. Sublessee acknowledges that it has reviewed and has in its possession a complete copy of the aforementioned Master Lease.

ARTICLE 9. ASSUMPTION.

        9.1    Sublessee's Agreement to Perform.    Sublessee expressly assumes and agrees to perform and comply with all of the obligations required to be kept or performed by the Sublessor under the provisions of the Master Lease, identified in the Recital Paragraphs of this Sublease; and to the extent that they are applicable to Subleased Premises.

        9.2    Sublessee's Rights Regarding Continuing Possession.

          9.2.1    Sublessee shall have the right, at any time, at Sublessor's expense to take any action required to be taken, but not timely taken by Sublessor, but may be necessary to prevent a default under the terms of the Master Lease. If Sublessor is provided with the right, under the terms of the Master Lease, to terminate the Master Lease before expiration of its Term, Sublessee, rather than Sublessor shall have the right to make that decision. Nothing contained in this Sublease shall be construed so as to deprive Sublessee of Sublessee's right to surrender or otherwise terminate the Sublease as provided by law.

ARTICLE 10. OBLIGATIONS OF SUBLESSOR.

        10.1    Sublessor's Obligations.    Sublessor agrees to maintain the Master Lease during the entire Term of this Sublease, subject, however, to any earlier termination of the Master Lease under Sections (and subsections hereunder) 15 (Damage or Destruction), 16 (Eminent Domain), of the Master Lease, termination of this Agreement by either party, or default by Sublessee under this Agreement. Sublessor also agrees to pay such sums as are necessary under the original Master Lease, and in accordance with its terms, and to comply with and/or perform all obligations of the Lessor under the Master Lease that Sublessee has not assumed under this Sublease. Furthermore, Sublessor agrees not to modify or surrender the Master Lease without the prior consent of Sublessee. Any modification or surrender made without the consent shall be null and void and shall have no effect on the rights of Sublessee under this Sublease.

        10.2    Sublessor's Further Obligations.    Sublessor further agrees to assume and to perform all of those obligations required to be kept or to be performed by the Master Lessor under the Master Lease, to the extent that they apply to the Subleased Premises under the Terms of the Sublease.

ARTICLE 11. TERMINATION OF MASTER LEASE.

        11.1    Simultaneous Termination.    If the Master Lease is terminated, this Sublease shall terminate simultaneously, and the Sublessor and Sublessee shall thereafter be released from all obligations under this Sublease, and Sublessor shall refund to Sublessee any unearned Rent paid in advance. Sublessor shall not cause the Master Lease to terminate except under Sections (and subsections hereunder) 15 (Damage or Destruction), 16 (Eminent Domain), of the Master Lease, termination of this Agreement by either party, or default by Sublessee under this Agreement.

ARTICLE 12. NON-DISTURBANCE AND ATTORNMENT.

        12.1    Conveyance of Interest to Master Lessor.    If the Master Lease is terminated for any reason before the natural expiration of its Term, and Sublessee is not then in default under the terms of this Sublease, the termination shall not terminate or affect the continuing validity of this Sublease. In that case, all Sublessor's interest is transferred, and conveyed to the Lessor under the Master Lease.

        12.2    Sublessee Bound as if Under Master Lease.    Sublessee shall thereafter be bound on this Master Lease to the same extent Sublessor was bound on said lease, and shall have all the rights that Sublessor had under said Master Lease, but only for the term of the Sublease herein. Further Sublessee shall be deemed to have attorned to the Master Lessor, provided that the Sublessee shall be under no obligation to pay rent to the Master Lessor, until Sublessee receives written notice from the Sublessor that the Master Lessor has succeeded to the Sublessor's rights under this Sublease.

ARTICLE 13. ISSUANCE OF NON-DISTURBANCE AGREEMENT AND ATTORNMENT.

        13.1    Master Lessor Entering into Non-Disturbance Agreement.    If the Master Lease is terminated for any reason before the natural expiration of its Term, and during the term of this Sublease, or any extension thereof, the termination shall not terminate or affect the continuing validity of this Sublease, if the Lessor under the Master Lease has entered into a non-disturbance agreement with Sublessee. if Sublessee desires to enter into such an agreement, Sublessee shall continue to submit to Master Lessor a written request for non-disturbance agreement, stating the reason or reasons it is desiring and including a copy of the Sublease. The request must be submitted to the Master Lessor at the following address: Employees Retirement System of the State of Hawaii, C/o Tooey & Co., 152 W. Walnut Street, Suite 290, Gardena, California 90248, Attention: Carole A. Campbell.

        13.2    Action by Master Lessor After Receipt of Notice.    Within ten (10) days after the Master Lessor receives the request, the Master Lessor shall, if the Master Lessor is satisfied with the Sublessee's integrity and financial stability, notify Sublessee of its decision and arrange to enter into a non-disturbance agreement with Sublessee.

        13.3    Provisions of Non-disturbance Agreement.    Among other things the non-disturbance agreement shall provide that the following shall apply on termination of the Master Lease:

          (1)  All Sublessor's interest under this Sublease shall be deemed automatically assigned, transferred and conveyed to the Master Lessor;

          (2)  The Master Lessor shall be bound on this Sublease to the same extent Sublessor was bound on it, provided, however that any amendments to this Sublease made after Master Lessor and Sublessee entered into the non-disturbance agreement shall be binding on the Master Lessor; and

          (3)  Sublessee shall attorn to the Master Lessor, provided that Sublessee shall be under no obligation to pay rent to the Master Lessor until Sublessee receives written notice from the Master Lessor that the Master Lessor has succeeded to the interest of Sublessor under this Sublease.

        13.4    Non-election by Master Lessor.    If the Master Lessor does not enter into a non-disturbance agreement with Sublessee, and the Master Lease is terminated for any reason before the natural expiration of its Term, the following shall occur:

          (1)  This Sublease shall immediately terminate;

          (2)  After termination, Sublessor and Sublessee shall be released from all obligations under this Sublease; and

          (3)  Sublessor shall refund to Sublessee any unearned Rent paid in advance and unused Security Deposit.

ARTICLE 14.    CONDITION OF PREMISES.

        14.1    Sublessee's Obligation to Maintain.    Sublessee shall at Sublessee's sole cost, keep the Premises in good, clean and sanitary order, and make any necessary repairs to keep and maintain the Premises in substantially the same condition as on the Commencement Date, subject to any permitted alterations and ordinary wear and tear, including the repair or restoration of any damage, however caused, except for any damage caused solely by Sublessor, it's agents, contractors or guests.

        14.2    Reimbursement by Sublessee.    Sublessee shall reimburse Sublessor for the cost of any repair to the Premises required as a result of any misuse or neglect committed or permitted by Sublessee, or by any sub-tenant, agent, employee or contractor of Sublessee; provided, however, if the costs paid by Sublessee exceed the applicable deductible amount on any property insurance maintained by the Master Lessor, and the Master Lessor is able to collect excess from its insurer, the Master Lessor shall reimburse such excess amount, less costs of collection to Sublessee.

        14.3    Failure of Sublessee to Maintain.    If Sublessee does not make repairs promptly and adequately and fails to maintain the Premises as required within this section within ten (10) days after delivery of notice of any deficiency by the Master Lessor or Sublessor herein, (or if such deficiency cannot be reasonably corrected within ten (10) days and Sublessee shall not commence to correct such deficiency in such ten (10) day period and diligently pursue completion of such correction), then in addition to any other rights and remedies of the Master Lessor and/or Sublessor, Sublessor may, but shall not be required to, perform such repairs or maintenance and any amounts expended by Sublessor and/or the Master Lessor shall be reimbursed by Sublessee to the Master Lessor and/or Sublessor, together with a ten percent (10%) overhead charge on demand; provided, however, that if in the Sublessor's reasonable judgment, there is an emergency, Sublessor may perform the repairs prior to delivery of notice to Sublessee or expiration of Sublessee's cure period. Unless Sublessee immediately pays for the repair, performance of the repairs or maintenance work by Sublessor shall not cure Sublessee's default. If Sublessor performs such repairs or maintenance on Sublessee's behalf, Sublessor shall not be liable to Sublessee for any lawsuit damage that may accrue to Sublessee's business, personal property, trade fixtures, and/or records and data resulting from such repairs or maintenance.

        Entry by Sublessor or the Master Lessor to pursue repair or maintenance shall not be deemed an actual or constructive eviction and shall not entitle Sublessee to any abatement or reduction of rent. Sublessor, or the Master Lessor, shall notify Sublessee in writing promptly upon discovery of any damage, defect, or malfunction of any structural or mechanical portions of the building which the Master Lessor is required to repair and maintain pursuant to Article 9 of the Master Lease. For purposes of establishing under this Sublease the respective rights and obligations of Sublessor and Sublessee for maintenance, repair, restoration and replacement, the Premises shall be deemed to include the inside faces of perimeter walls, demising walls and column covers, including in each case the drywall; all paint and wall coverings; rubber bases, all carpet and floor coverings; ceiling grid system and ceiling tiles; and all interior partitions; all cabinets and woodwork; workstations; plumbing fixtures (other than those in the restrooms included in the Base, shell and core of the building); kitchen appliances and other sub-tenant improvements not a part of the Base, shell and core of the building.

        14.4    Acceptance of Premises.    Sublessee accepts the Premises in "as is" condition, except as to any repairs which Sublessor agrees to perform.

        14.5    Condition upon Surrender.    Upon Expiration or earlier termination of this Sublease, Sublessee at its costs shall remove from the Premises all movable furniture and all movable personal property and promptly repair any damage to the Premises or the Project caused by such removal. Sublessee shall not remove any wall coverings, floor covering, shelving, cabinet units (whether for storage, library purposes, or for any other purpose), or other improvements affixed to the Premises, whether installed by the Master Lessor, or Sublessor at its expense, and whether as part of the Sublessee improvements or alterations made by Sublessee with or without Sublessor's consent unless requested to do so by Sublessor. Sublessee shall repair any damage and restore to the original quality, material, color, and condition, less ordinary wear and tear, from removing anything from premises.

        At any time within fifteen (15) days prior to the expiration of its scheduled Term, or within a reasonable time promptly after any other Termination of this Sublease, Sublessor may demand that Sublessee remove from the Premises any alterations, additions, improvements, fixtures, equipment, shelving, cabinets, or other personal property designated by Lessor to be removed, provided that the Sublessor cannot require Sublessee to remove the Initial Tenant improvements put in place pursuant to the Master Lease unless Sublessor reserved the right to require such removal at the time of its approval of the installation thereof. In such event, Sublessee shall complete such removal within fifteen (15) days of Sublessor's demand.

        All repairs required to be performed by Sublessee in this section shall be performed in a manner reasonably satisfactory to Sublessor, and if necessary, satisfactory to the Master Lessor, and shall include the following:

          (1)  Repair all holes in walls;

          (2)  Restore damage to floors and/or ceiling;

          (3)  Repair any other cosmetic damage, and clean the Premises.

        If Sublessee fails to remove from the Premises all of its personal property (together with any other items requested by Sublessor to be removed in accordance with this section), prior to the Expiration or earlier termination of this Sublease, Sublessor, may at its option,

          (a)  treat the Sublessee as a holdover under the terms of Article 24 of the Master Lease, or

          (b)  handle the items in accordance with applicable law.

        14.6    Surrender of Premises by Sublessee.    Unless Sublessor demands otherwise, upon expiration of the Term, Sublessee shall surrender to Sublessor the Premises in the same condition as the Premises were upon delivery of possession to Sublessee, "broom clean" subject to ordinary wear and tear, condemnation and casualty damage and alterations which Sublessee is not required to remove. The Sublessee shall surrender all keys to Sublessor at the place then fixed for payment of the Rent; and shall inform said Lessor of all combinations of locks, safes and vaults, if any on the Premises. Within ten (10) days after Sublessor's request on the expiration or earlier termination of this Sublease, Sublessee shall execute, acknowledge and deliver to Sublessor an instrument in recordable form releasing and quitclaiming to Sublessor all right, title and interest of Sublessee in the Premises by reason of this Sublease, or otherwise.

ARTICLE 15.    MAINTENANCE AND REPAIRS.

        15.1    Duty of Master Lessor to Repair.    The duty of repairs to the subject Premises shall be the responsibility of the Master Lessor as is set forth in Article 9.1 of the Master Lease attached hereto and incorporated herein by reference.

ARTICLE 16.    ALTERATIONS.

        16.1    Right to make alterations shall be subject to Sublessor and Master Lessor's consent pursuant to Master Lease.    Sublessee shall make no alterations or additions or improvements to the Premises without the Sublessor's prior written reasonable consent and Master Lessor's prior written consent, and pursuant to the terms of Article 10 of the Master Lease attached hereto.

ARTICLE 17.    LIENS.

        17.1    Sublessee's Duties as to Liens.    Sublessee shall keep the Premises free from any mechanic's liens placed on the Premises. It shall abide by Article 11 of the Master Lease, but shall give such notices as are required in said section to Sublessor and to the Master Lessor if required.

ARTICLE 18.    ENTRY BY SUBLESSOR AND/OR MASTER LESSOR.

        18.1    Rights of Sublessor and Master Lessor to Enter Premises.    Sublessor and the Master Lessor shall have the right to enter the subject premises pursuant to Article 12 of the Master Lease attached hereto, and except in the case of emergency shall make all reasonable efforts to give Sublessee reasonable notice and to protect the quiet enjoyment of the Premises by Sublessee, except as provided in Article 12 of the underlying Master Lease herein.

ARTICLE 19.    UTILITIES AND SERVICES.

        19.1    Utility Services to be Provided.    Sublessor by way of pass-throughs shall provide the utilities and services described in Article 13 of the Master Lease, except that a separate meter shall be maintained by Sublessor so that Sublessee shall pay that proportional share of the electrical utility services used by Sublessee and shall have the same separate metered, over and above utilities and other Operating Expenses provided by the Master Lessor as defined in Article 4.6 of this Sublease.

ARTICLE 20.    INDEMNTTY AND INSURANCE.

        20.1    Sublessee's Indemnity and Sublessor's Indemnity.

          20.1.1    Sublessor's Duties.    To the extent that Sublessor herein is required to indemnify the Master Lessor, and pursuant to section 14.1 of the Master Lease, to that same extent, Sublessee herein shall indemnify, defend and protect the Sublessor herein from any and all acts as described in section 14.1 of the Master Lease herein.

          20.1.2    Sublessor's Liability.    Sublessor shall protect, defend and indemnify and hold Sublessee harmless from and against any and all claims, liabilities and expenses in connection with the loss of life, bodily or personal injury or property damages on the Premises to the extent caused by the gross negligence or willful misconduct of Sublessor, its agents, representatives or contractors. This indemnification set forth in this section shall survive the Termination of this Sublease.

          20.1.2    Sublessee's Liability.    Sublessee shall protect, defend and indemnify and hold Sublessor harmless from and against any and all claims, liabilities, and expenses incurred in connection with the loss of life, bodily injury, personal injury, property damages on the Premises, and to the extent caused by the Gross Negligence, or willful misconduct of the Sublessee herein, its agents, representatives or contractors. The indemnity set forth herein shall survive this Sublease.

        20.2    Sublessee's Insurance.    The Sublessee shall carry at its own expense throughout the Lease or Sublease Term or extension thereof the forms and types of insurance as described in section 14 of the Master Lease and shall to the extent required, name the Sublessor and the Master Lessor under the Master Lease as additional insureds. Sublessee shall provide Sublessor and/or the Master Lessor under the Master Lease with a copy of any and all policies as are required, evidencing their being named as additional insureds on said policy or policies, and shall keep the same in force throughout the Term of this Sublease or any extension thereof.

        20.3    Exemption of Sublessor from Liability.    Section 14.4 of the Master Lease herein shall equally apply to Sublessor as it relates to Sublessee, and Sublessee shall be exempt from liability except as described in that section.

        20.4    Waiver of Subrogation.    Sublessor and Sublessee each waive any and all rights of recovery against one another, and their officers, employees and agents of one another pursuant to the terms of section 14.5 of the Master Lease herein.

        20.5    Sublessor's Insurance.    Sublessor shall have no additional responsibility to provide insurance for Sublessee, other than he is required to provide pursuant to the Master Lease herein.

ARTICLE 21.    DAMAGE OR DESTRUCTION.

        21.1    Rights of Termination.    If the Sublease Premises is partially or wholly destroyed or damaged by fire, or other casualty and such damage or destruction cannot be repaired or substantially restored in the judgment of the Master Lessor's architect within ten (10) days of the date Sublessor herein receives notice of such damage or destruction, (without the payment of overtime or other premiums) on notice from the Master Lessor to Sublessor herein, Sublessor shall so notify Sublessee and Sublessor may, at its option terminate this Sublease by delivering notice to Sublessee under the same rights of termination accorded to Sublessor herein pursuant to Master Lease in section 15.1 thereof.

        21.2    Repair and Restoration.    If neither the Master Lessor under the Master Lease nor the Sublessor herein as Tenant under the Master Lease elect not to terminate the Lease, Sublessor herein shall have no obligation to repair and restore the subject Premises according to the rights and benefits that inure to him pursuant to the Master Lease.

        21.3    Uninsured Casualty.    Notwithstanding anything else to the contrary contained in this Article, Sublessor shall not be obligated to pay for repair or restoration of damages or destruction to the Premises, however caused, more than the amounts of any insurance benefits payable for the benefit of Sublessor by reason of such damage or destruction. If the funds of such insurance proceeds are not sufficient to cover the costs of repair restoration, Sublessor may elect to so repair or restore this and this Sublease shall continue in full force and effect, or Sublessor may elect not to repair or restore and this Sublease shall then terminate.

        21.4    Interior Improvements.    Notwithstanding anything else contained in this Article, or any other provisions of the Sublease, Sublessor shall not be required to repair any injury or damage or to make any repairs, restorations or replacements of any of the interior improvements or bear the expense of any such repair, restoration or replacement.

        21.5    Waiver of Statutory Provisions.    The provisions of this Sublease, including this Article, constitute an express agreement between Sublessor and Sublessee with respect to any and all damages to or destruction of all or any part of the Premises. Any Statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights, or obligations concerning damages or destruction in absence of an express agreement of the parties and any other Statute or regulation, now or hereafter in effect, shall have no application to this Sublease or any damage or destruction to all or any part of the Premises.

ARTICLE 22. EMINENT DOMAIN

        22.1    Premises Taken By Eminent Domain.    If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for the purpose of any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction, remodeling of any part of the Premises, Building or Project, Sublessee shall have that proportional share of the rights, benefits and duties accorded to Sublessor as set forth in Paragraph 16 of the Master Lease attached and incorporated herein by reference, and otherwise Sublessor shall have no further liability to Sublessee.

ARTICLE 23. DEFAULTS AND REMEDIES

        23.1    Sublessee's Default.    The occurrence of any one of more of the following events shall be a default and a breach of this Sublease by Sublessee:

          23.1.1    If Sublessee fails to pay any rent payment or other sum due under this Sublease within five (5) business days after written notice that the same is past due.

          23.1.2    If Sublessee fails to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Sublease for a period of thirty (30) days (or such shorter time as provided herein) after notice thereof, then the Sublessor; provided, however that if the term, condition, covenant or obligation to be performed by Sublessee is of such a nature that the same cannot be reasonably cured within thirty (30) days, then if Sublessee commences such performance within such thirty-day period, and thereafter diligently undertakes to complete the same, then such failure shall not be a default hereunder if it is cured within sixty (60) days following the Sublessor's notice.

          23.1.4    A trustee, any agent or receiver is appointed to take possession of all or substantially all of Sublessee's assets in, on or about the Premises or of Sublessee's interest in this Lease and Sublessee does not regain possession within sixty (60) days after such appointment; Sublessee or any guarantor makes an assignment to the benefit of creditors; or all or substantially all of Sublessee's assets in, on or about the Premises or Sublessee's interest in the Sublease are attached and levied upon under execution and Sublessee does not discharge the same within sixty (60) days thereafter.

          23.1.5    A Petition in Bankruptcy, insolvency or for reorganization/or organizational arrangement is filed by or against Sublessee or pursuant to any Federal or State Statute, with respect to any such Petition filed against it, Sublessee or any such guarantor fails to secure a stay or discharge sixty days (60) after filing the same.

          23.1.6    Further actions as are ascribed to Sublessee, commencing at section 17.1.6 through 17.1.11 of the Master Lease herein, with Sublessee herein occupying the position of "Tenant".

ARTICLE 24. SUBLESSOR'S REMEDIES.

        24.1    Occurrence of Default.    On the occurrence of any default, and after the expiration of any applicable notice and cure period, Sublessor shall have the following rights and remedies in addition to those allowed by law or in equity and one or more of which may be exercised or not without precluding Sublessor from exercising any other remedy provided in this Lease or allowed by law in equity:

        24.2    Termination of Sublease.    Sublessor may terminate the Sublease under the same provisions as are applied to the Master Lease herein under section 17.2.1, 17.2.2, 17.2.3, 17.4, 17.5 of the Master Lease herein as applied from the Sublessor to the Sublessee.

          24.2.1    Default by Master Lessor/Landlord or Sublessor.    Master Lessor/Landlord or Sublessor shall be in default under this Sublease only if it fails to perform any of its obligations under this Sublease for a period of thirty (30) days after receipt of notice thereof from Sublessee; provided, however, that if the obligation to be performed by Master Lessor/Landlord is of such nature that the same cannot reasonably be performed within such thirty (30) day period, such default shall be deemed to have been cured if Master Lessor/Landlord commences such performance within the thirty (30) day period and thereafter diligently undertakes to complete the same.

          24.2.2    Sublessee's Remedies.    Sublessee shall not have the right, whether based upon a Master Lessor/Landlord default, the doctrine of constructive eviction or otherwise, to terminate this Sublease or to withhold, offset or abate rent, Sublessee's sole recourse for Master Lessor/Landlord's default being an action for damages against Master Lessor/Landlord for diminution in the rental value of the Premises for the period of Master Lessor/Landlord's default, which is proximately cause by Master Lessor/Landlord's default. Sublessee shall not have the right to terminate this Sublease or to withhold, offset or abate the payment of rent based upon the unreasonable or arbitrary withholding by Master Lessor/Landlord of its consent or approval of any matter requiring Master Lessor/Landlord's consent or approval, including any proposed assignment or subletting, Sublessee's remedies in such instance being limited to a declaratory relief action, specific performance, injunctive relief or an action for actual damages, and Sublessee waives any such right that it might otherwise have. Sublessee shall no in any case be entitled to any consequential or punitive damages based upon any Master Lessor/Landlord default, constructive eviction or withholding of consent or approval.

        24.3    Waiver of Breach.    The waiving of any of the provisions of this said agreement by any party shall be limited to the particular instance involved, shall not be deemed to waiver any other rights to the same or any other terms of this Sublease agreement.

        24.4    Advertisements and Signage.    Sublessee herein shall not have the right to erect or maintain any sign or symbol in and about the Premises unless it is done in compliance with Article 10 of the Master Lease herein. All signs or symbols placed in the windows or doors of the demised Premises, or on any exterior part of the Building by Sublessee, shall be subject to the approval of the Master Lessor, and reasonable approval of the Sublessor. If Sublessee shall place signs or symbols on the exterior of the Building or on the windows or doors where they are visible from the street are not satisfactory to the Master Lessor, the Sublessor may immediately demand the removal of the signs or symbols. The refusal by Sublessee to comply with any demand within a period five (5) business days will constitute a material breach of Sublease agreement and entitle Sublessor immediately to recover possession of the demised premises in the manner provided by law and Sublessor shall not waive any rights or remedies and Sublessor shall have all remedies available at law.

        24.5    Placement of Signage.    Any signs so placed on the demised premises may be so placed on the understanding and agreement that Sublessee shall remove these signs or symbols at the termination of the tenancy created in and by this Sublease agreement and repair any damage or injury to the demised Premises caused thereby. If not so removed by Sublessee, then Sublessor may have the signs and symbols removed at the expense of the Sublessee.

        24.6    Right to Restore Signage.    To the extent permitted by the Master Lessor, Sublessee herein shall have the right to a "store-front" sign located near the entrance to the Premises.

ARTICLE 25. QUIET ENJOYMENT.

        If Sublessee performs the terms of this Sublease Agreement, Sublessor will warrant and defend Sublessee in the enjoyment and peaceful possession of the demised Premises during the Term of this Sublease Agreement, without any interruption by Sublessor or the Master Lessor, or either of them, or any person rightfully claiming under either of them.

ARTICLE 26. BROKERS.

        26.1    Payment of Broker for Sublessee.    Sublessor shall pay C.B. Richard Ennis a brokerage commission equal to four percent (4%) of the aggregate base Rent during the Term, including any expansions or extensions. Sub-brokerage commissions shall be due upon the signature of the Sublease and the Master Lessor's consent to it other than indicated hereinabove, Sublessee warrants that it has no dealings with any other real estate broker or agent in connection with this Sublease except the broker identified hereinabove. If Sublessee has dealt with any other person or real estate broker with respect to leasing space in the Building, Sublessee shall be solely responsible for the payment of any fee due such person or broker and Sublessee shall hold Sublessor free and harmless from any claims against or any liability caused expenses in respect thereto and any attorneys fees and costs.

        26.2    Sublessor's Dealings with Brokers.    Sublessor has dealt with a broker with regard to the procurement and negotiation of this Sublease as well and shall pay said broker outside of this Agreement.

ARTICLE 27. NOTICES.

        27.1    Requirement of Giving Notice.    Except as otherwise required by law or as expressly set forth in this Sublease, any and all Notices, Approvals, Consents, Demands, Requests and other communications required or permitted under this Sublease will be in writing and shall be delivered either personally, by United States certified mail, postage prepaid, return receipt requested or overnight courier, addressed to each respective party at its address set forth in the basic Lease provisions herein, or to such other addresses as such party shall advise the other in the manner provided by this Article; provided, however, that any communication to Sublessee after the Commencement Date may be made and shall be complete if delivered to the Premises. If delivered personally, delivery shall be deemed conclusively to occur at the time of service. If delivered by overnight courier, delivery shall be deemed conclusively to occur on the day on which delivery occurs, if a business day, or if not, on the next business day. If by certified mail, delivery shall be deemed conclusively to occur on the third business day after the postmark, postage meter date or the date stamp by the United States Postal Service on a certified mail receipt. All communications to Sublessor shall be deemed incomplete and not made unless delivered to each of the addresses set forth in the basic Sublease provisions and such other addresses or addresses as Master Lessor shall advise as Sublessor shall advise Sublessee by delivery of notice to Sublessee in accordance with this section.

        27.2    Mailing Address of Sublessor.    For purposes of this section, the mailing address of Sublessor is C/O James E. Thomson, SEEBEYOND, 181 West Huntington Drive, Monrovia, CA 91016.

        27.3    Address of Sublessee after Commencement of Sublease.    The address of Sublessee shall be Loopnet, Inc., 222 E. Huntington Drive, Suite 114, 116, or 118 Monrovia, CA 01016.

ARTICLE 28. HOLDING OVER.

        28.1    Holding Over by Sublessee After Expiration of Sublease.    Any holding over after the expiration of Sublease Agreement, or any agreed extension thereof, without the consent of Sublessor shall be on a month-to-month basis, which tenancy may thereafter be terminated as provided by the laws of the State of California. During such holding over which is past the expiration of the Master Lease, Sublessee shall pay in advance monthly Rent at One Hundred Fifty percent (150%) of the rate in effect for the Sublessor under the Master Lease for the last month of the term of this Sublease which is past the expiration of the Master Lease, in addition to and not in lieu of all of the payments required to be made by Sublessee hereunder, including but not limited to Sublessee's Building expenses, Building expense percentage of any operating expense.

        28.2    Acts of Sublessee do not constitute Agreement by Sublessor or Master Lessor as to holding over.    Nothing contained in this Article shall be construed as consent by the Sublessor or the Master Lessor to any holding over of the Premises by Sublessee and Sublessor expressly reserves the right to require Sublessee to surrender possession of the Premises to Sublessor as provided in this Sublease upon the expiration or earlier Termination of the Term. If Sublessee fails to surrender the Premises upon the expiration or Termination of this Sublease, Sublessee agrees to indemnify, defend and hold Sublessor harmless from all costs, loss, expense or liability, including without limitation claims made by any succeeding Sublessee, real estate broker, claims and attorney fees.

ARTICLE 29. INSOLVENCY BANKRUPTCY.

        29.1    Sublessee's Insolvency.    If said Sublessee becomes insolvent, voluntarily or involuntarily bankrupt, or if a receiver, assignee or other liquidating officer is appointed for the business of Sublessee, then Sublessor may terminate the Sublease agreement at the option of said Sublessor.

ARTICLE 30. ATTORNEY FEES AND COSTS.

        30.1    Actions Arising.    If any action or other proceeding arising out of this Sublease is commenced by either party to the Agreement of Sublease concerning the Subleased Premises, then as between Lessor and Sublessee, the prevailing party shall be entitled to receive from the other party in addition to any relief that may be granted, the reasonable attorney's fees, and expenses incurred in the action or other proceeding by the prevailing party. "Prevailing Party" in any action involving recovery of possession shall be Sublessor if it recovers possession, Sublessor if it does not recover possession but does recover an award of damages against the Sublessee, and shall be Sublessee if said Sublessee retains possession and does not suffer an award of damages.

ARTICLE 31. TERMINATION AND SURRENDER.

        31.1    Sublessee's Requirements on Termination or Surrender.    Sublessee shall surrender the demised Premises within five (5) days from receipt of notice of Termination of this Sublease Agreement, or on the last day of the Term of this Sublease Agreement, or any extension thereof.

        31.2    Effect of Termination by Sublessee.    In the event that Sublessee terminates this Sublease in accordance with paragraph 2.4 of this Sublease prior to the expiration of this Sublease to be May 31, 2005, Sublessor shall take from the Security Deposit as per the terms and conditions in this Sublease any amount of monies owed to Sublessor. Any amount remaining shall be given to the Sublessee. Sublessee shall be liable for any amounts not covered by the Security Deposit.

        31.3    Sublessee's Further Duties on Surrender.    Sublessee shall, at the expiration of this Sublease Agreement, surrender the keys to the demised Premises to Sublessor.

        31.4    Effect of Surrender of Premises.    If Sublessee shall surrender the demised Premises at the election of Sublessee, the liability for all duties and obligations required of Sublessee shall continue until the surrender has been accepted by Sublessor herein, and in writing.

ARTICLE 32. REMOVAL OF PERSONAL PROPERTY.

        32.1    Sublessee's Right to Remove Personal Property.    Sublessee shall have the right to remove all personal property, trade fixtures, and office equipment, whether attached to the demised premises or not, provided that these items can be removed without substantial damage to the Building or the demised premises.

        32.2    Damages to Premises.    All holes or damages to the Building or demised Premises caused by removal of any items shall be restored or repaired by Sublessee promptly, and prior to Sublessee vacating the Premises.

        32.3    Sublessee's Rights of Removal.    Sublessee shall be entitled to remove any electrical service connections installed by Sublessee that were designed specifically for Sublessee. However, Sublessee may not take or remove any electrical service connections placed in the Premises by or for the benefit of Sublessor.

        32.4    Effect of Sublessor or Master Lessor Taking Possession of Premises.    If Sublessor, or the Master Lessor takes possession of the Premises, prior to the normal expiration of this Sublease Agreement, Sublessor or the Master Lessor shall have the right, but not the obligation to remove from the demised Premises personal property located on the Premises belonging to Sublessee. Either party may place the property in storage in a public warehouse at the expense and risk of Sublessee, and both of the same shall have the right to dispose of such personal property according to law.

ARTICLE 33. MISCELLANEOUS.

        33.1    Rules and Regulations.    Sublessor shall observe and comply with the "regulations" attached to the Master Lease as Exhibit "D", and all reasonable and non-discriminatory modifications thereof and additions thereto from time to time by Sublessor and/or the Master Lessor. Neither Sublessor nor Master Lessor shall be responsible to Sublessee for the violation by any other occupant of the Project or of the Premises of the Rules and Regulations described herein.

        33.2    Jurisdiction and Venue.    At the option of either party, venue and jurisdiction of any action may be established in Los Angeles County, California. Personal service either within or without the State of California shall be sufficient to give the Court in the above County jurisdiction and venue over this case, or any case that might arise as it relates to the Sublease herein.

        33.3    Governing Law.    It is agreed that this Sublease Agreement be governed by, construed and enforced in accordance with the laws of the State of California. This Sublease shall be construed fairly as to all parties, and not in favor of or against any party, regardless of which party prepared this Sublease.

        33.4    Successors and Assigns.    Subject to the restrictions set forth in Article 18 of the Master Lease, which provisions are applicable to the parties herein, this Sublease shall inure to the benefit of and be binding upon the parties and their respective successors and assigns; provided, however, that Sublessor, its successors and assigns shall be obligated to perform Sublessor's covenants under this Sublease only during and in respect of their successive periods of being a Sublessee under the Master Lease herein.

        33.5    Waiver.    The Waiver by Sublessor for any breach of any Term or condition of this Sublease shall not be deemed to be a waiver of any subsequent breach of the same, or any other Term or condition of this Sublease, nor shall any custom or practice which may grow up between the parties in the administration of this Sublease be deemed a waiver of or in any way affect Sublessor's right to insist upon the performance by Sublessee in strict accordance with this Sublease.

        The subsequent acceptance of Rent by Sublessor or the Master Lessor shall not be deemed to be a waiver of any preceding breach by Sublessee, other than the failure of Sublessee to pay the particular

Rent so accepted, regardless of Sublessor's knowledge of such preceding breach at the time of acceptance of such Rent.

        33.7    Parking.    Sublessee shall have the right to lease on a monthly basis permits for parking on an unreserved basis in the Project's parking facilities, with the number of automobiles as are attributable to these spaces being occupied by Sublessee as are set forth in the basic Lease provisions of the Master Lease. The rights and duties of Sublessee as to parking shall further be established by section 26.10 of the underlying Master Lease. Unless Sublessor has to pay for parking under the Master Lease, there shall be no charge to the Sublessee for parking. If the Sublessor has to pay for parking under the Master Lease, then the Sublessee shall immediately pay the Sublessor the same amount as the Sublessor has to pay under the Master Lease.

        33.8    E.R.I.S.A.    Sublessee represents that it is not a "Party in interest" or "Disqualified person" as those terms are defined in Employee Retirement Income Security Act (E.R.I.S.A.) with the Employees Retirement System of the State of Hawaii.

        33.9    Entire Agreement.    This Sublease together with its Exhibits and attachments constitute the entire agreement between the parties respecting the subject matter hereof and supersede all prior agreements, proposals, promises, whether oral or written, representations, negotiations and understandings of the parties hereto, whether oral or written, express or implied, except for the representations of the financial conditions of Sublessee and/or any guarantor delivered to Sublessor upon which Sublessor has relied in connection with entering into this Lease or consent to any matter. The exception for representations of financial condition of Sublessee which are considered by the Master Lessor shall also be excepted.

        This Sublease may not be amended, except in writing, executed by Sublessor and Sublessee, and approved by the Master Lessor.

        33.10    Severability.    If any provision of this Sublease, as applied to any party or circumstance, shall be adjudged by a Court of competent jurisdiction to be void or unenforceable for any reason, it shall not affect any other provision of this Sublease, the application of such provision under circumstances different from those adjudged by the Court, or the validity or enforceability of this Sublease as a whole.

        33.11    Recording.    Neither the Sublessor or Sublessee shall record this Sublease or any Memorandum or short form of Lease, with the Offices of the County Recorder or otherwise.

        33.12    Interest.    Any past due sum payable by Sublessee to Sublessor shall bear interest from the date due until paid at the annual rate of two (2) percentage points per annum above the interest rate then most recently announced by Citibank, N.A., New York, New York, or its successor, as its prime interest rate, as such rate may change from time to time, but in no event more than the maximum contract rate permitted by law for such type of indebtedness.

        33.13    Common Areas.    In the Project areas designed for use in common by all Sublessees of the Building and the Project, and includes by way of illustration not limitation, entrances, exits, hallways, stairwells, elevators, restrooms, sidewalks and driveways, parking areas, landscaped areas as may be designated as part of the common areas.

        33.14    Premises Included.    That Premises shall include the non-exclusive right of Sublessee and their agents and employees to use Common Areas in common with and subject to the right of other Sublessees to the Project, and the rules and regulations established by the Master Lessor herein incorporated.

        33.15    Covenants and Conditions.    Each provision of this Sublease required to be performed by Sublessee is both a covenant and a condition.

        33.16    No Representation.    Sublessee understands and agrees that Sublessor has made no representation regarding any potential interference from other Sublessees on the Premises, or of the suitability of the Building, or any of its systems for the conduct or operation of Sublessee's business for the purposes stated herein.

        33.17    Titles.    The titles to the Paragraphs of this Sublease Agreement are solely for the convenience of the parties and shall not be used to explain, modify, simplify or aid in the interpretation of the provisions of this Sublease Agreement.

        33.18    Counterparts.    This Sublease Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, all of which together shall constitute but one and the same instrument.

        33.19    Security.    Sublessor shall keep the existing access card and security system currently in the premises in place, and during the Term of this Sublease shall transfer those access cards to Sublessee, subject to the right of Sublessee to contact the Master Lessor and modify the codes. Upon termination of this Sublease, all security cards in the possession of Sublessee shall be surrendered to Sublessor.

ARTICLE 34. CONSENT OF MASTER LESSOR.

        34.1    Effect of Requirement of Consent.    In the event that the Master Lease, attached hereto, requires that Sublessor obtain the consent of the Master Lessor to any subletting by Sublessor, then, this Sublease shall not be effective unless within ten (10) days of the date hereof, Master Lessor signs the Sublease thereby giving its consent to this subletting.

        34.2    Consent of Guarantor.    In the event that the obligations of the Sublessor under the Master Lease has been guaranteed by third parties, then neither this Sublease, nor the Master Lessor's consent shall be effective, unless within ten (10) days from the date hereof, said Guarantor signs the Sublease by giving their consent to the Sublease.

          (a)  Such consent shall not release Sublessor of its obligations or alter the primary liability of Sublessor to pay the Rent and to fairly comply with the obligations of Sublessor to perform under the Master Lease.

          (b)  The acceptance of Rent by Master Lessor from Sublessee or anyone else liability under the Master Lease shall not be deemed a wavier by Master Lessor other than the provisions of the Master Lease.

          (c)  The consent to this Sublease shall not constitute a consent to any subsequent subletting or assignment.

          (d)  In the event of any default of Sublessor under the Master Lease, Master Lessor may proceed directly against Sublessor, any guarantors, and anyone else liable under the Master Lease of this Sublease without first exhausting Master Lessor's remedies against any other person or entity liable thereon to Master Lessor.

          (e)  Master Lessor may consent to subsequent sublettings and assignments of the Master Lease or this Sublease or any amendments or modifications thereto without notifying Sublessor or anyone else liable under the Master Lease and without obtaining their consent and such actions shall not relieve such persons from liability.

          (f)    In the event that the Sublessor shall default in its obligations under the Master Lease, then Master Lessor at its option, and without being obligated to do so, may require Sublessee to affirm to the Master Lessor and the Master Lessor shall undertake the obligations of Sublessor under the Sublease and the time of the exercise of said option to Termination of this Sublease that Master Lessor shall not be liable for any prepaid work nor any security deposit paid by Sublessee, nor shall Master Lessor be liable for any other default of the Sublessor under the Sublease.

          (g)  Unless directly contradicted by other provisions of this Sublease, the consent of Master Lessor to this Sublease shall not constitute an agreement to allow Sublessee to exercise any options which may have been granted to Sublessor in the Master Lease.

        34.3    Consent.    The signatures of Master Lessor and any guarantors of Sublessor at the end of this document shall constitute their consent to the terms of this Sublease.

        34.4    No Default Existing by Sublessor.    Master Lessor acknowledges that, to the best of Master Lessor's knowledge, no default presently exists under the Master Lease of obligations to be performed by Sublessor, and that the Master Lease is in full force and effect.

        34.5    Default by Sublessor.    In the event that Sublessor defaults in its obligations to be performed under the Master Lease, Master Lessor agrees to deliver to Sublessor a copy of any such notice of default. Sublessee shall have the right to cure any default of Sublessor described in any notice of default within ten (10) days after service of such notice of default on Sublessee. If such default is cured by Sublessee, then Sublessee shall have the right of reimbursement and/or offset from and against Sublessor.

        34.6    Notices to Master Lessor.    Notices to Master Lessor shall be sent to: Carol A. Campbell, Tooey & Company, 152 West Walnut Street, Suite 290, Gardena, CA 90248 (310) 329-2144.

EXECUTION

        Executed as of the date first above written and Sublessee acknowledges that it has received a copy of the Master Lease between the Landlord/Lessor and Sublessor.

CONSENT OF MASTER LESSOR/LANDLORD: THE EMPLOYEES RETIREMENT SYSTEM OF THE STATE OF HAWAII, a Government agency of the State of Hawaii
By:
(Please print name and title)
SUBLESSOR
SEEBEYOND TECHNOLOGY CORPORATION, A California Corporation
By:	/s/ BARRY PLAGA Barry Plaga, CFO (Please print name and title)
SUBLESSEE
LOOPNET, A California Corporation
By:	/s/ BRENT STUMME Brent Stumme, CFO (Please Print name and title)

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Exhibit 10.20
CONSENT TO SUBLEASE AGREEMENT
RECITALS
AGREEMENT
EXHIBIT A THE SUBLEASE
OFFICE SPACE SUB-LEASE
RECITALS
EXECUTION